Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG SYSTEMS INTERNATIONAL REPORTS RESULTS

FOR SECOND QUARTER 2013

ENGLEWOOD, COLO. (August 6, 2013) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading global provider of interactive transaction-driven solutions and services, today reported results for the quarter ended June 30, 2013.

Key Financial Highlights:

•	Second quarter 2013 results:

•	Total revenues were $186.1 million.

•	Non-GAAP operating income was $30.4 million, or 16.3% of total revenues and GAAP operating income was $21.7 million, or 11.6% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.57. GAAP EPS was $0.37.

•	Cash flows from operations for the quarter were $38.8 million.

•	CSG signed its first significant multi-year managed services agreement with a tier one communications provider in Asia Pacific.

•

During the quarter, CSG announced that it would be paying a quarterly cash dividend for the first time in its history. The initial quarterly cash dividend of $0.15 per share of common stock was paid to stockholders on July 25, 2013.

•	During the quarter, CSG repurchased approximately 166,000 shares of its common stock for $3.5 million (weighted-average price of $21.01 per share) under its stock repurchase program.

“This quarter we continued to make solid progress in extending our role in our clients’ operations and helping various providers monetize content and strengthen their relationships with their customers,” said Peter Kalan, president and chief executive officer for CSG International. “I believe that we have set this company up to deliver revenue growth and operating margin improvements in subsequent years as we successfully execute on the numerous opportunities that this dynamic and evolving market presents.”

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Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
	2013	2012	Percent Change	2013	2012	Percent Change
Revenues	$186,107	$183,851	1%	$366,739	$368,858	(1)%
Non-GAAP Results:
Operating Income	$30,362	$33,135	(8)%	$58,010	$71,446	(19)%
Operating Income Margin	16.3%	18.0%	—	15.8%	19.4%	—
EPS	$0.57	$0.56	2%	$1.05	$1.16	(9)%
GAAP Results:
Operating Income	$21,681	$23,745	(9)%	$39,716	$52,697	(25)%
Operating Income Margin	11.6%	12.9%	—	10.8%	14.3%	—
EPS	$0.37	$0.37	0%	$0.83	$0.73	14%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the second quarter of 2013 were $186.1 million, a 1% increase when compared to revenues of $183.9 million for the second quarter of 2012, and a 3% increase when compared to $180.6 million for the first quarter of 2013. Revenues for the second quarter of 2013 reflect the first full quarter impact of the pricing adjustments associated with both the Comcast and Time Warner contract extensions. This was offset by increased software and services revenues, which contributed to the increases in overall total revenues.

Non-GAAP Results: Non-GAAP operating income for the second quarter of 2013 was $30.4 million, or 16.3% of total revenues, compared to $33.1 million, or 18.0%, for the second quarter of 2012. Non-GAAP operating income for the first quarter of 2013 was $27.6 million, or 15.3% of total revenues. The year-over-year decrease in operating income and operating income margin reflects the impact of the Comcast and Time Warner pricing adjustments. The sequential quarterly increase can be attributed to the increased software and services revenues generated during the second quarter of 2013 when compared to the first quarter of 2013, as mentioned above.

Non-GAAP EPS for the second quarter of 2013 was $0.57, relatively consistent when compared to non-GAAP EPS of $0.56 for the second quarter of 2012. Non-GAAP EPS for the first quarter of 2013 was $0.48, with the sequential improvement a result of higher software and services revenues in the second quarter of 2013.

GAAP Results: GAAP operating income for the second quarter of 2013 was $21.7 million, or 11.6% of total revenues, compared to $23.7 million, or 12.9%, for the same period in 2012.

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GAAP EPS for the second quarter of 2013 was $0.37, consistent with that of the second quarter of 2012.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the indicated dates are as follows (in thousands):

	June 30, 2013	March 31, 2013	December 31, 2012
Cash, cash equivalents, and short-term investments	$189,294	$172,703	$169,321
Net billed trade accounts receivable	172,521	179,093	191,943
Total long-term debt:
Par value	$292,500	$296,250	$300,000
Unamortized OID	(22,678)	(24,003)	(25,302)

Net debt carrying amount	$269,822	$272,247	$274,698

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	June 30, 2013	March 31, 2013	June 30, 2012
Cash Flows from Operating Activities:
Operations	$31,308	$41,320	$29,898
Changes in operating assets and liabilities	7,494	(18,776)	6,681

Net cash provided by operating activities	$38,802	$22,544	$36,579

Cash Flows from Investing Activities:
Purchases of property and equipment	$(6,633)	$(4,492)	$(11,232)
Cash Flows from Financing Activities:
Repurchase of common stock under stock repurchase program	(3,490)	(6,511)	$(5,438)
Payments on long-term debt	(3,750)	(3,750)	(10,000)

During the second quarter of 2013, CSG initiated a quarterly cash dividend in the amount of $0.15 per share of common stock. A total of approximately $5 million was paid to shareholders on July 25, 2013, and therefore will be reported with CSG’s cash flow results for the third quarter of 2013. Going forward, CSG expects to pay cash dividends each year in September, December, March, and June, with the amount and timing subject to the Board of Directors’ approval.

2013 Financial Guidance

CSG is maintaining its financial guidance for the full year 2013 as follows:

Revenues	$740 - $760 million
Non-GAAP EPS	$2.05 - $2.15
GAAP EPS	$1.31 - $1.41
Adjusted EBITDA	$153 - $158 million

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For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a one-hour conference call on August 6, 2013, at 5:00 p.m. ET, to discuss CSG’s second quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgi.com. In addition, to reach the conference by phone, dial (800) 762-8779 and ask the operator for the CSG International conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH, France Telecom, Orange, T-Mobile, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. With over 25 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives over forty percent of its revenues from its three largest clients;

•	Continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s ability to protect its intellectual property rights;

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•	CSG’s ability to maintain a reliable, secure computing environment;

•	CSG’s ability to conduct business in the international marketplace;

•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$96,849	$133,747
Short-term investments	92,445	35,574

Total cash, cash equivalents, and short-term investments	189,294	169,321
Trade accounts receivable:
Billed, net of allowance of $3,750 and $3,147	172,521	191,943
Unbilled and other	43,367	33,859
Deferred income taxes	16,116	22,244
Income taxes receivable	12,441	6,469
Other current assets	22,476	17,099

Total current assets	456,215	440,935
Non-current assets:
Property and equipment, net of depreciation of $129,990 and $120,643	35,173	39,429
Software, net of amortization of $73,941 and $68,513	39,036	36,729
Goodwill	227,546	233,365
Client contracts, net of amortization of $71,026 and $184,763	67,467	76,388
Deferred income taxes	3,312	2,596
Income taxes receivable	169	1,292
Other assets	15,508	16,207

Total non-current assets	388,211	406,006

Total assets	$844,426	$846,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$15,000	$15,000
Client deposits	32,622	33,807
Trade accounts payable	35,623	30,473
Accrued employee compensation	44,536	61,083
Deferred revenue	56,195	47,691
Income taxes payable	2,282	2,116
Other current liabilities	22,428	21,562

Total current liabilities	208,686	211,732

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $22,678 and $25,302	254,822	259,698
Deferred revenue	8,192	6,504
Income taxes payable	1,168	1,168
Deferred income taxes	22,973	21,674
Other non-current liabilities	15,033	19,526

Total non-current liabilities	302,188	308,570

Total liabilities	510,874	520,302

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 33,797 shares and 33,734 shares outstanding	658	653
Additional paid-in capital	465,574	461,497
Treasury stock, at cost, 32,024 and 31,530 shares	(738,244)	(728,243)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	(53)	3
Unrecognized pension plan losses and prior service costs, net of tax	(1,355)	(1,761)
Unrealized loss on change in fair value of interest rate swaps, net of tax	(388)	(658)
Cumulative foreign currency translation adjustments	(7,415)	2,274
Accumulated earnings	614,775	592,874

Total stockholders’ equity	333,552	326,639

Total liabilities and stockholders’ equity	$844,426	$846,941

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues:
Processing and related services	$131,184	$133,362	$265,818	$269,676
Software, maintenance and services	54,923	50,489	100,921	99,182

Total revenues	186,107	183,851	366,739	368,858

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	62,964	62,334	124,541	124,294
Software, maintenance and services	31,794	30,186	63,571	58,195

Total cost of revenues	94,758	92,520	188,112	182,489
Other operating expenses:
Research and development	27,548	27,794	56,093	55,716
Selling, general and administrative	37,388	33,799	72,185	65,424
Depreciation	4,770	5,874	9,770	11,711
Restructuring charges	(38)	119	863	821

Total operating expenses	164,426	160,106	327,023	316,161

Operating income	21,681	23,745	39,716	52,697

Other income (expense):
Interest expense	(3,180)	(4,106)	(6,109)	(8,258)
Amortization of original issue discount	(1,325)	(1,226)	(2,624)	(2,429)
Interest and investment income, net	188	152	343	372
Other, net	1,498	277	1,080	72

Total other	(2,819)	(4,903)	(7,310)	(10,243)

Income before income taxes	18,862	18,842	32,406	42,454
Income tax provision	(6,790)	(6,972)	(5,436)	(18,778)

Net income	$12,072	$11,870	$26,970	$23,676

Weighted-average shares outstanding – Basic:
Common stock	32,125	32,194	32,129	32,293
Participating restricted stock	—	1	—	34

Total	32,125	32,195	32,129	32,327

Weighted-average shares outstanding – Diluted:
Common stock	32,439	32,309	32,483	32,435
Participating restricted stock	—	1	—	34

Total	32,439	32,310	32,483	32,469

Earnings per common share:
Basic	$0.38	$0.37	$0.84	$0.73
Diluted	0.37	0.37	0.83	0.73
Cash dividends declared per common share	0.15	—	0.15	—

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2013	June 30, 2012
Cash flows from operating activities:
Net income	$26,970	$23,676
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	9,770	11,711
Amortization	18,757	21,096
Amortization of original issue discount	2,624	2,429
(Gain) loss on short-term investments and other	998	(23)
Deferred income taxes	6,533	(6,342)
Excess tax benefit of stock-based compensation awards	(542)	(288)
Stock-based employee compensation	7,518	6,529

Subtotal	72,628	58,788
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	7,848	18,117
Other current and non-current assets	(5,833)	(3,951)
Income taxes payable/receivable	(4,178)	1,842
Trade accounts payable and accrued liabilities	(16,763)	(3,196)
Deferred revenue	7,644	13,168

Net cash provided by operating activities	61,346	84,768

Cash flows from investing activities:
Purchases of property and equipment	(11,125)	(13,550)
Purchases of short-term investments	(98,883)	(24,779)
Proceeds from sale/maturity of short-term investments	41,361	16,800
Acquisition of and investments in client contracts	(3,808)	(2,948)

Net cash used in investing activities	(72,455)	(24,477)

Cash flows from financing activities:
Proceeds from issuance of common stock	921	1,007
Repurchase of common stock	(14,883)	(13,541)
Payments on acquired equipment financing	(1,894)	(663)
Payments on long-term debt	(7,500)	(17,000)
Excess tax benefit of stock-based compensation awards	542	288

Net cash used in financing activities	(22,814)	(29,909)

Effect of exchange rate fluctuations on cash	(2,975)	(1,152)

Net increase (decrease) in cash and cash equivalents	(36,898)	29,230
Cash and cash equivalents, beginning of period	133,747	146,733

Cash and cash equivalents, end of period	$96,849	$175,963

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$4,770	$6,738
Income taxes	2,306	23,115
Non-cash financing activity –
Cash dividends payable	5,069	—

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended June 30, 2013	Quarter Ended March 31, 2013	Quarter Ended June 30, 2012
Americas	85%	85%	88%
Europe, Middle East and Africa	9%	11%	8%
Asia Pacific	6%	4%	4%

Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended June 30, 2013	Quarter Ended March 31, 2013	Quarter Ended June 30, 2012
Comcast	18%	20%	19%
DISH	15%	15%	14%
Time Warner	10%	11%	10%

ACP Customer Accounts (in thousands, at end of period)

	June 30, 2013	March 31, 2013	June 30, 2012
Cable/Satellite Customer Accounts	49,072	49,151	49,171

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

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CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, and facility consolidations and abandonments. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

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•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended June 30, 2013		Quarter Ended June 30, 2012
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$21,681	11.6%	$23,745	12.9%
Restructuring charges	(38)	(0.0)%	119	0.1%
Ascade acquisition-related charges	—	—	344	0.2%
Stock-based compensation	3,908	2.1%	3,382	1.8%
Amortization of acquired intangible assets	4,811	2.6%	5,545	3.0%

Non-GAAP operating income	$30,362	16.3%	$33,135	18.0%

	Six Months Ended June 30, 2013		Six Months Ended June 30, 2012
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$39,716	10.8%	$52,697	14.3%
Restructuring charges	863	0.2%	821	0.2%
Ascade acquisition-related charges	—	—	344	0.1%
Stock-based compensation	7,518	2.1%	6,529	1.8%
Amortization of acquired intangible assets	9,913	2.7%	11,055	3.0%

Non-GAAP operating income	$58,010	15.8%	$71,446	19.4%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended June 30, 2013		Quarter Ended June 30, 2012
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$18,862	$0.37	$18,842	$0.37
Restructuring charges	(38)		119
Ascade acquisition-related charges	—		344
Stock-based compensation	3,908		3,382
Amortization of acquired intangible assets	4,811		5,545
Amortization of OID	1,325		1,226

Non-GAAP income before income taxes (2)	$28,868	$0.57	$29,458	$0.56

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	Six Months Ended June 30, 2013		Six Months Ended June 30, 2012
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$32,406	$0.83	$42,454	$0.73
Restructuring charges	863		821
Ascade acquisition-related charges	—		344
Stock-based compensation	7,518		6,529
Amortization of acquired intangible assets	9,913		11,055
Amortization of OID	2,624		2,429

Non-GAAP income before income taxes (2)	$53,324	$1.05	$63,632	$1.16

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.
(3)	For the second quarter and six months ended June 30, 2013, the estimated effective income tax rate for non-GAAP purposes was approximately 36% for both periods, and the weighted-average diluted shares outstanding were 32.4 million and 32.5 million, respectively. For the six months ended June 30, 2013, the GAAP effective income tax rate was approximately 17%, primarily as a result of the recognition of the 2012 R&D tax credits of approximately $6 million, or approximately $0.18 per diluted share, in the first quarter of 2013. These credits were recognized for GAAP purposes in the first quarter of 2013 since the credit legislation was passed by Congress in January 2013. The effective income tax rate for non-GAAP purposes of approximately 36% for the six months ended June 30, 2013 excludes the impact of these tax credits, as they were reflected in the 2012 non-GAAP effective income tax rate.
(4)	For the second quarter and six months ended June 30, 2012, the estimated effective income rates for non-GAAP purposes were approximately 39% and 41%, respectively, and the weighted-average diluted shares outstanding were 32.3 million and 32.5 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
GAAP operating income	$21,681	$23,745	$39,716	$52,697
Restructuring charges	(38)	119	863	821
Ascade acquisition-related charges	—	344	—	344
Depreciation	4,770	5,874	9,770	11,711
Amortization of acquired intangible assets (5)	4,811	5,545	9,913	11,055
Amortization of other intangible assets (5)	3,598	4,550	7,614	8,624
Stock-based compensation	3,908	3,382	7,518	6,529

Adjusted EBITDA	$38,730	$43,559	$75,394	$91,781

Adjusted EBITDA as a percentage of revenues	21%	24%	21%	25%

CSG Systems International, Inc.

August 6, 2013

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$12,072	$11,870	$26,970	$23,676
Interest expense (6)	3,180	4,106	6,109	8,258
Amortization of OID	1,325	1,226	2,624	2,429
Interest and investment income and other, net	(1,686)	(429)	(1,423)	(444)
Income tax provision	6,790	6,972	5,436	18,778
Depreciation	4,770	5,874	9,770	11,711
Amortization of acquired intangible assets (5)	4,811	5,545	9,913	11,055
Amortization of other intangible assets (5)	3,598	4,550	7,614	8,624
Stock-based compensation	3,908	3,382	7,518	6,529
Ascade acquisition-related charges	—	344	—	344
Restructuring charges	(38)	119	863	821

Adjusted EBITDA	$38,730	$43,559	$75,394	$91,781

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash flows from operating activities	$38,802	$36,579	$61,346	$84,768
Income tax provision	6,790	6,972	5,436	18,778
Changes in operating assets and liabilities and deferred taxes	(7,580)	(3,450)	4,749	(19,638)
Interest expense (6)	3,180	4,106	6,109	8,258
Interest and investment income and other, net	(1,686)	(429)	(1,423)	(444)
Ascade acquisition-related charges	—	344	—	344
Restructuring charges	(38)	119	(19)	821
Other	(738)	(682)	(804)	(1,106)

Adjusted EBITDA	$38,730	$43,559	$75,394	$91,781

(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Amortization of acquired intangible assets	$4,811	$5,545	$9,913	$11,055
Amortization of other intangible assets	3,598	4,550	7,614	8,624
Amortization of deferred financing costs	612	699	1,230	1,417

Total amortization	$9,021	$10,794	$18,757	$21,096

(6)	Interest expense includes amortization of deferred financing costs as provided in Note 5 above.

CSG Systems International, Inc.

August 6, 2013

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash flows from operating activities	$38,802	$36,579	$61,346	$84,768
Purchases of property and equipment	(6,633)	(11,232)	(11,125)	(13,550)

Non-GAAP free cash flow	$32,169	$25,347	$50,221	$71,218

Non-GAAP Financial Measures – 2013 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2013 full year financial guidance, is as follows:

2013 Guidance
GAAP operating income margin	11.0%
Restructuring charges (7)	0.5%
Stock-based compensation (8)	2.0%
Amortization of acquired intangible assets (9)	2.5%

Non-GAAP operating income margin (“approximately 16%”)	16.0%

(7)	This represents the pretax impact of restructuring charges of an estimated $4 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.
(8)	This represents the pretax impact of stock-based compensation expense of an estimated $16 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.
(9)	This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $19 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.

CSG Systems International, Inc.

August 6, 2013

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2013 full year financial guidance is as follows:

	2013 Guidance Range
	Low Range		High Range
	Pretax Amount (10)	EPS (12)	Pretax Amount (10)	EPS (12)
GAAP income before income taxes	$60,000	$1.31	$65,000	$1.41
Restructuring charges	4,000		4,000
Stock-based compensation	16,000		16,000
Amortization of acquired intangible assets	19,000		19,000
Amortization of OID	5,000		5,000

Non-GAAP income before income taxes (11)	$104,000	$2.05	$109,000	$2.15

(10)	These items (on a pretax basis) are calculated in accordance with GAAP, and will be reflected as part of the results of operations in CSG’s Unaudited Condensed Consolidated Statements of Income.
(11)	Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.
(12)	For 2013, the GAAP effective income rate is expected to be 29% percent, the non-GAAP effective income tax rate is expected to be approximately 36%, and the outstanding diluted shares are expected to be 32.6 million. The expected 29% percent GAAP effective income tax rate reflects the recognition of the 2012 R&D tax credits of approximately $6 million, or approximately $0.18 per diluted share. These credits were recognized for GAAP purposes in the first quarter of 2013 since the credit legislation was passed by Congress in January 2013. The expected effective income tax rate for non-GAAP purposes of approximately 36% for 2013 excludes the impact of these tax credits, as they were reflected in the 2012 non-GAAP effective income tax rate.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2013 full year financial guidance at the mid-point (in thousands):

2013
GAAP operating income	$80,000
Restructuring charges	4,000
Depreciation	21,000
Amortization of acquired intangible assets	19,000
Amortization of other intangible assets	15,000
Stock-based compensation	16,000

Adjusted EBITDA	$155,000

Adjusted EBITDA as a percentage of revenues	21%

CSG Systems International, Inc.

August 6, 2013

2013
Net income	$45,000
Interest expense	13,000
Interest and investment income and other, net	(1,000)
Amortization of OID	5,000
Income tax provision	18,000
Depreciation	21,000
Amortization of acquired of intangible assets	19,000
Amortization of other intangible assets	15,000
Stock-based compensation	16,000
Restructuring charges	4,000

Adjusted EBITDA	$155,000

2013
Cash flows from operating activities (midpoint of guidance)	$115,000
Income tax provision	18,000
Interest and investment income and other, net	(1,000)
Changes in operating assets and liabilities and deferred taxes	6,000
Interest expense	13,000
Restructuring charges	4,000

Adjusted EBITDA	$155,000

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2013
Cash flows from operating activities (midpoint of guidance)	$115,000
Purchases of property and equipment	(35,000)

Non-GAAP free cash flow	$80,000